                                                                    Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER

                          dated as of February 1, 2000

                                  by and among

                             INVITROGEN CORPORATION

                             a Delaware Corporation

                             RESEARCH GENETICS, INC.

                             an Alabama Corporation

                                       and

                              RG MERGER CORPORATION

                             a Delaware Corporation

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I  THE MERGER.............................................................................................2
         1.1      The Merger......................................................................................2
         1.2      Effective Time..................................................................................2
         1.3      Closing of the Merger...........................................................................2
         1.4      Effects of the Merger...........................................................................2
         1.5      Certificate of Incorporation and Bylaws.........................................................2
         1.6      Directors.......................................................................................2
         1.7      Officers........................................................................................3
         1.8      Tax Consequences................................................................................3
         1.9      Accounting Treatment............................................................................3

ARTICLE II  CONVERSION OF SECURITIES..............................................................................3
         2.1      Merger Effect...................................................................................3
         2.2      Stock Transfer Books............................................................................4
         2.3      Appraisal Rights................................................................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................4
         3.1      Organization, Standing and Power................................................................4
         3.2      Company Capital Structure.......................................................................5
         3.3      Authority; Required Filings and Consents........................................................5
         3.4      Financial Statements............................................................................6
         3.5      Absence of Undisclosed Liabilities..............................................................6
         3.6      Absence of Certain Changes or Events............................................................7
         3.7      Taxes...........................................................................................8
         3.8      Tangible Assets and Real Property...............................................................8
         3.9      Intellectual Property..........................................................................10
         3.10     Bank Accounts..................................................................................11
         3.11     Contracts......................................................................................11
         3.12     Labor Difficulties.............................................................................13
         3.13     Trade Regulation; Customers and Distributors...................................................13
         3.14     Environmental Matters..........................................................................13
         3.15     Employee Benefit Plans.........................................................................14
         3.16     Compliance with Laws...........................................................................15
         3.17     Employees and Consultants......................................................................15
         3.18     Litigation.....................................................................................15
         3.19     Restrictions on Business Activities............................................................15
         3.20     Governmental Authorization.....................................................................15
         3.21     Insurance......................................................................................15
         3.22     Interested Party Transactions..................................................................16
         3.23     No Existing Discussions........................................................................16
         3.24     Real Property Holding Corporation..............................................................16
         3.25     Corporate Documents............................................................................16
         3.26     No Misrepresentation...........................................................................16
         3.27     Brokers' and Finders' Fees.....................................................................17
         3.28     Inventories....................................................................................17


         3.29     Accounts Receivable............................................................................17
         3.30     Employees & Suppliers..........................................................................17

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB...............................................17
         4.1      Organization...................................................................................17
         4.2      Parent Capital Structure.......................................................................18
         4.3      Authority; No Conflict; Required Filings and Consents..........................................18
         4.4      SEC Filings; Financial Statements..............................................................19
         4.5      Absence of Certain Changes or Events...........................................................20
         4.6      Brokers' and Finders' Fees.....................................................................20
         4.7      Tax Treatment; Pooling.........................................................................20

ARTICLE V  COVENANTS RELATED TO CONDUCT OF BUSINESS..............................................................20
         5.1      Conduct of Business of the Company.............................................................20
         5.2      Conduct of Business of Parent..................................................................23

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................23
         6.1      Access to Information..........................................................................23
         6.2      The Stockholders' Meeting......................................................................24
         6.3      Legal Conditions to Merger.....................................................................24
         6.4      Payment of Taxes...............................................................................25
         6.5      Consents.......................................................................................25
         6.6      Employee Benefits; Employee Issues.............................................................25
         6.7      Reports........................................................................................25
         6.8      Notification of Certain Matters................................................................25
         6.9      Best Efforts...................................................................................26
         6.10     Acquisition Proposals..........................................................................26
         6.11     Publicity......................................................................................26
         6.12     Incentive Compensation Plan....................................................................27
         6.13     Termination of Personal Guaranties.............................................................27
         6.14     Indemnification Agreements.....................................................................27
         6.15     HSR Act........................................................................................27

ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE MERGER............................................................27
         7.1      Closing Conditions.............................................................................27
         7.2      Additional Conditions to Obligations of Parent and MergerSub...................................28
         7.3      Additional Conditions to Obligations of the Company............................................30

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION PROVISIONS..........................30
         8.1      Survival of Representations and Warranties.....................................................30
         8.2      Indemnification of the Parent..................................................................31
         8.3      Limits on Indemnification and Liability........................................................31
         8.4      Defense of Third Party Claims..................................................................32
         8.5      Escrow.........................................................................................33



ARTICLE IX  TERMINATION; AMENDMENT; WAIVER.......................................................................33
         9.1      Termination....................................................................................33
         9.2      Effect of the Termination......................................................................33
         9.3      Fees and Expenses..............................................................................34
         9.4      Amendment......................................................................................34
         9.5      Extension; Waiver..............................................................................34

ARTICLE X  MISCELLANEOUS.........................................................................................35
         10.1     Entire Agreement; Assignment...................................................................35
         10.2     Notices........................................................................................35
         10.3     Governing Law..................................................................................36
         10.4     Descriptive Headings...........................................................................36
         10.5     Parties in Interest............................................................................36
         10.6     Severability...................................................................................36
         10.7     Specific Performance...........................................................................37
         10.8     Counterparts...................................................................................37
         10.9     Interpretation.................................................................................37
         10.10    Definitions....................................................................................38

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of February 1, 2000, by and among RESEARCH GENETICS, INC., an Alabama corporation (the "COMPANY"), INVITROGEN CORPORATION, a Delaware corporation ("PARENT"), and RG MERGER CORPORATION, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("MERGERSUB").

         WHEREAS, the Boards of Directors of each of Parent, MergerSub, and the Company, have approved, and deem it fair to, advisable, and in the best interests of their respective stockholders to proceed with the acquisition of the Company by Parent and MergerSub upon the terms and consideration set forth herein;

         WHEREAS, in furtherance thereof, it is proposed that MergerSub acquire all of the issued and outstanding shares ("SHARES") of common stock of the Company ("COMPANY COMMON STOCK"), in exchange for an aggregate of 3,200,000 shares of Parent (the "MERGER SHARES"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, also in furtherance of such acquisition thereof, the Board of Directors of each of Parent, MergerSub, and the Company have approved the terms and provisions of this Agreement and the Merger pursuant to which MergerSub shall merge with and into the Company and the outstanding Shares shall be converted into the right to receive the Merger Shares, all in accordance with Delaware General Corporation Law (the "DGCL"), the Code of Alabama (the "AC") and upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has determined that the consideration to be paid for each Share and the terms and provisions of the Merger are fair to the holders of such Shares and has resolved to recommend that the holders of such Shares approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Company, Parent, and MergerSub desire to make certain representations, warranties, covenants, and agreements in connection with the Merger;

         WHEREAS, as a further inducement for Parent and MergerSub to enter into this Agreement, certain key employees and equity holders in the Company will execute and deliver Non-Solicitation and Non-Competition Agreements effective as of the closing; and

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, and MergerSub hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with Delaware General Corporation Law and the AC, the Company shall be merged with and into MergerSub (the "MERGER"). Following the Merger, MergerSub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Company shall cease.

         1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, MergerSub, and the Company shall cause the Merger to be consummated by filing an appropriate Agreement of Merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretaries of State of the States of Delaware and Alabama, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the AC, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

         1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties hereto (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1600, San Diego, California 92121, or at such other time, date, or place as agreed to in writing by the parties hereto.

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the AC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of the Company and MergerSub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and MergerSub shall become the debts, liabilities, and duties of the Surviving Corporation.

         1.5 CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) Effective immediately following the Merger, the certificate of incorporation of MergerSub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

                  (b) Effective immediately following the Merger, the bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         1.6 DIRECTORS. The directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

         1.7 OFFICERS. The officers of MergerSub immediately prior to the Effective Time, shall be the initial officers of the Surviving Corporation, with the automatic addition and appointment of James R. Hudson, Jr. as Chief Executive Officer and President of MergerSub effective as of the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

         1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.9 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 MERGER EFFECT. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of MergerSub:

                  (a) MERGERSUB CAPITAL STOCK. Each issued and outstanding share of common stock of MergerSub shall remain outstanding as one fully paid and nonassessable share of common stock of the Surviving Corporation and shall not be converted into any other securities or cash pursuant to the Merger. No stock of MergerSub will be issued pursuant to the Merger.

                  (b) Each issued and outstanding Share shall be converted into and exchanged for that number of validly issued, fully paid and nonassessable shares of Parent equal to the Exchange Ratio (as defined in Section 2.1(c)) (the "SHARE CONSIDERATION"), provided that 320,000 of such Merger Shares (taken PRO RATA from the quantities otherwise deliverable to each Company stockholder) shall be deposited into escrow in accordance with Section 8.5 hereof.

                  (c) EXCHANGE RATIO. The "Exchange Ratio" shall mean the quotient obtained by dividing (x) 3,200,000 by (y) the Company Total Shares. As used herein, the "COMPANY TOTAL SHARES" shall mean that number of Shares of Company Common Stock that are outstanding immediately prior to the Effective Time.

                  (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Shares who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall, upon delivery of such stockholder's Share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of Parent Common Stock on the business day immediately preceding the Effective Time.

         2.2 STOCK TRANSFER BOOKS. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

         2.3 APPRAISAL RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, Shares (the "DISSENTING SHARES") that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Article 13, Title 10 of the AC (the "DISSENTING STOCKHOLDERS") shall not be converted into or be exchangeable for the right to receive the Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights under the AC. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Share Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands, and any other instruments served pursuant to the AC and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings in respect of demands for appraisal under the AC. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment in respect of, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Share Consideration pursuant to Section 2.1(b).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule separately delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and MergerSub as follows:

         3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification. The Company has delivered true and correct copies of the articles of incorporation and bylaws of the Company, each as amended to date, to Parent. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other charter documents.

         3.2      COMPANY CAPITAL STRUCTURE.

                  (a) The authorized capital stock of the Company consists of 100,000 shares of the Company Common Stock. As of the date hereof and the Closing Date, 50,000 shares of the Company Common Stock are and will be issued and outstanding. To the Company's knowledge, all such outstanding shares of the Company Common Stock are held by the holder thereof free and clear of all liens, claims and encumbrances. All such outstanding shares of the Company Common Stock have been duly authorized, validly issued fully paid and are nonassessable, have been issued in compliance with all applicable federal and state securities laws, and, are subject to no preemptive rights or rights of first refusal created by statute, the charter documents of the Company or any agreement to which the Company is a party or by which it is bound.

                  (b) Except as disclosed in Section 3.2(a), there are (i) no equity or debt securities of any class of the Company, or any securities exchangeable into or exercisable for such equity or debt securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity or debt securities of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock to which the Company is a party.

                  (c) The Company has no subsidiaries. Except as set forth in
Section 3.2(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly any equity or similar interest in any corporation, partnership, joint venture or other business association or entity.

         3.3      AUTHORITY; REQUIRED FILINGS AND CONSENTS.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Subject to obtaining the consent of the Company's stockholders to the Merger as contemplated hereby, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement and all other documents expressly required to be executed and delivered by the Company hereunder, including the Certificate of Merger (collectively, the "TRANSACTION DOCUMENTS"), have been or will be duly executed and delivered by the Company and constitute or will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

                  (b) The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the articles of incorporation or bylaws of the Company, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which the Company is a party or by which the Company, or any of its properties or assets may be bound, or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its respective properties or assets, other than a conflict or violation which would not have a Material Adverse Effect on the Company.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware and Alabama Secretaries of State in accordance with the DGCL and the AC, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if applicable, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         3.4 FINANCIAL STATEMENTS. The Company has delivered to Parent its audited financial statements for each of the fiscal years ended June 30, 1997, 1998 and 1999 and its unaudited financial statements for the quarter ended September 30, 1999 (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements are correct in all material respects and were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The Company Financial Statements present fairly the financial position of the Company in all material respects as of the respective dates and the results of its operations and cash flows for the periods indicated. The Company has maintained a standard system of accounting established and administered in accordance with GAAP. Within two business days of its receipt of the unaudited financial statements for the quarter ended December 31, 1999, the Company will provide copies thereof to Parent.

         3.5 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of September 30, 1999 (the "COMPANY BALANCE SHEET") contained in the Company Financial Statements, (ii) liabilities specifically described in this Agreement or the Company Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practices.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999, the Company has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, the Company has not:

                  (a) suffered any event or occurrence that has had, or is reasonably likely to have, a Material Adverse Effect on the Company;

                  (b) suffered any damage, destruction or loss, whether covered by insurance or not, which in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect on the Company;

                  (c) granted any increase in the compensation payable or to become payable by the Company to its officers or employees other than increases in the ordinary course of business to employees who are not officers;

                  (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

                  (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock;

                  (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                  (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

                  (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, patent right, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset;

                  (i) entered into any commitment or transaction (including without limitation any borrowing) other than commitments or transactions entered into in the ordinary course of business that are not reasonably likely to have a Material Adverse Effect on the Company;

                  (j) permitted or allowed any of its property or assets to be subjected to any new mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

                  (k) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $50,000;

                  (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or stockholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business; or

                  (m) agreed to take any action described in this Section 3.6 or which would constitute a breach of any of the representations or warranties of the Company contained in this Agreement.

         3.7      TAXES.

                  (a) For purposes of this Agreement, a "TAX" or, collectively, "TAXES," means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) The Company has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                  (c) The Company, as of the Closing Date, (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

                  (d) There is no Tax deficiency outstanding or assessed or proposed against the Company that is not reflected as an estimated liability on the Company Balance Sheet or set forth on the Company Disclosure Schedule, nor has the Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (e) The Company has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (f) The Company is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

         3.8      TANGIBLE ASSETS AND REAL PROPERTY.

                  (a) The Company owns or leases all tangible assets and properties which are used in the conduct of its business as currently conducted or which are reflected on the Company

Balance Sheet or acquired since the date of the Company Balance Sheet (the "TANGIBLE ASSETS"). The Tangible Assets are in good operating condition and repair, normal wear and tear excepted. The Company has valid and marketable title to all Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except as reflected in the Company Financial Statements and except for liens for current Taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Tangible Assets ("PERSONAL PROPERTY LEASES") to which the Company is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. The Company Disclosure Schedule sets forth a true and correct list of all such Personal Property Leases, and true and correct copies of all such Personal Property Leases have been made available to Parent.

                  (b) The Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company (the "OWNED PROPERTY"). With respect to the Owned Property:

                           (i) Seller has good and marketable title to the Owned
Property, and, except as set forth on the Company Disclosure Schedule, free and clear of any mortgage, lien, pledge, change, easement, covenant, or other encumbrance or restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                           (ii) there are no pending or, to the knowledge of the
Company threatened condemnation proceedings, lawsuits, or administrative actions relating to the Owned Property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                           (iii) the legal description of the Owned Property
contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv) except as set forth on the Company Disclosure
Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Property;

                           (v) there are no outstanding options or rights of
first refusal to purchase the Owned Property, or any portion thereof or interest therein; and

                           (vi) all facilities located on the Owned Property are
supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Owned Property.

                  (c) The Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases (the "LEASES") are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. True and correct copies all such of Leases have been made available to Parent.

         3.9      INTELLECTUAL PROPERTY.

                  (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, and any applications for and registrations of such patents, trademarks, trade names, service marks, and copyrights and all processes, genes, compounds, organisms, reagents, chemicals, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted, or as currently proposed to be conducted, free and clear of all liens, claims or encumbrances (all of which are referred to as the "COMPANY INTELLECTUAL PROPERTY RIGHTS"). The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to the Company's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants the Company such rights to such intellectual property as are used in the business of the Company as currently conducted or currently proposed to be conducted pursuant to the Company's current business plan.

                  (b) The Company Disclosure Schedule contains an accurate and complete description of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights included in the Company Intellectual Property Rights, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed,
(ii) all licenses and sublicenses, distribution agreements and other agreements to which the Company is a party and pursuant to which any person is authorized to use any the Company Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product or service of the Company (a "COMPANY PRODUCT") or any adaptation, translation or derivative work based on any Company Product or any portion thereof, other than nonexclusive end-user licenses entered into in the ordinary course of business pursuant to the Company's standard forms of license agreement, (iii) all material licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("LICENSED INTELLECTUAL PROPERTY"), which is used in the manufacture of, incorporated in or forms a part of any Company Product (other than licenses for off-the-shelf software used in the conduct of the Company's business), (iv) all joint development agreements to which the Company is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which the Company has obtained funding for research and development activities.

                  (c) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Company Intellectual Property Rights or Licensed Intellectual Property nor will such execution and delivery of this Agreement or the performance of such obligations render any such material license, sublicense or other agreement terminable.

                  (d) All patents and registered trademarks, service marks and copyrights claimed by or issued to the Company which relate to any Company Product are valid, currently maintained and subsisting. The manufacturing, marketing, licensing or sale of any Company Product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. The Company (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any the Company Intellectual Property Rights or Licensed Intellectual Property.

                  (e) All designs, drawings, specifications, source code, object code, documentation, flow charts, data and diagrams incorporated, embodied or reflected in any Company Product at any stage of its development (the "COMPANY COMPONENTS") were written, developed and created solely and exclusively by (i) employees of the Company without the assistance of any third party which have been assigned, or are assignable, to the Company by written agreement to the extent permitted by law, or (ii) third parties who assigned ownership of their rights with respect thereto to the Company by means of valid and enforceable agreements, which are listed and described in the Company Disclosure Schedule and copies of which have been made available to Parent.

         3.10 BANK ACCOUNTS. The Company Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which the Company maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         3.11     CONTRACTS.

                  (a) Except as set forth in the Company Disclosure Schedule, the Company is not a party or subject to any agreement, obligation or commitment, written or oral:

                           (i) that calls for any fixed or contingent payment or
expenditure or any related series of fixed or contingent payments or expenditures by or to the Company totaling more than $20,000 in any twelve-month period;

                           (ii) with agents, advisors, salesmen, sales
representatives, independent contractors or consultants;

                           (iii) that restricts the Company from carrying on
anywhere in the world its business or any portion thereof as currently conducted;

                           (iv) to provide funds to or to make any investment in
any other person or entity (in the form of a loan, capital contribution or otherwise);

                           (v) with respect to obligations as guarantor, surety,
co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                           (vi) for any line of credit, standby financing,
revolving credit or other similar financing arrangement;

                           (vii) with any distributor, original equipment
manufacturer, value added remarketer or other person for the distribution of any of Company Products; or

                           (viii) regarding any merger or other reorganization
or any joint venture (including, but not limited to, joint ventures involving supply, research and development or manufacturing).

                  (b) No party to any such contract, agreement or instrument has expressed its intention to any officer of the Company to cancel, withdraw, modify or amend such contract, agreement or instrument, nor does the Company otherwise know of such an intention.

                  (c) The Company is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by the Company under, or breach or violation by the Company of, any contract, commitment or restriction to which the Company is a party or by which the Company or any of its properties or assets is bound or affected, except where such default, or breach or violation would not have a Material Adverse Effect on the Company. To the Company's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any contract, commitment, or restriction to which the Company is a party or by which the Company or any of its properties or assets is bound or affected, except where such default, or breach or violation would not have a Material Adverse Effect on the Company. The Company has no reason to believe that it will not be able to comply with the terms or conditions of any contract to which it is a party without an increase in its technical or personnel resources allocated to such contract compared to the resources budgeted by the Company as of the date of this Agreement or any other increase in the cost of satisfying any covenants or conditions under such contract compared to the costs budgeted by the Company as of the date of this Agreement.

                  (d) Each of the contracts, agreements, commitments and instruments (written or oral) which is material to the Company's business as currently conducted and as currently proposed to be conducted is listed on the Company Disclosure Schedule and marked with an asterisk (each a "MATERIAL CONTRACT" and collectively the "MATERIAL CONTRACTS"). The Company Disclosure
Schedule indicates with a double asterisk each Material Contract requiring the prior consent of any party thereto to effect the transactions contemplated by this Agreement.

         3.12 LABOR DIFFICULTIES. The Company is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against the Company pending or to the Company's knowledge, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or to the Company's knowledge, threatened against the Company. The Company is not now and has never been subject to any union organizing activities. The Company has not experienced any work stoppage or other material labor difficulty.

         3.13 TRADE REGULATION; CUSTOMERS AND DISTRIBUTORS. The Company has not, within the past two years, terminated its relationship with or refused to ship Company Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay the Company in excess of $10,000 over any consecutive twelve-month period. To its knowledge, all of the prices charged by the Company in connection with the marketing or sale of any of its products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to the Company's knowledge, threatened against the Company with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to the Company's knowledge, no specific situation, set of facts, or occurrence provides any reasonable basis for any such claim. Except as set forth in the Company Disclosure Schedule, no customer or distributor accounted for more than 5% of the Company's sales during the most recently completed fiscal year. No customer or distributor which accounted for revenue to the Company during its most recently completed fiscal year of $100,000 or more has canceled, or otherwise terminated its relationship with the Company during the last twelve months, nor decreased its usage or purchase of the services or products of the Company during that period by more than 20% from the prior twelve-month period. To the Company's knowledge, no customer or distributor of the Company has any plan or intention to terminate or cancel its relationship with the Company or to decrease or limit its usage or purchase of the Company's Products by more than 20% from the prior twelve-month period.

         3.14     ENVIRONMENTAL MATTERS.

                  (a) As of the date hereof, no amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, excluding office, janitorial and similar substances (a "HAZARDOUS MATERIAL"), is present, as a result of the actions of the Company or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company has at any time owned, operated, occupied or leased, except for Hazardous Materials which are stored in appropriate containers at the Company's facilities for use in the Company's business in compliance with applicable environmental laws and regulations. To the knowledge of the Company, no underground storage tanks are present under any property that the Company has at any time owned, operated, occupied or leased.

                  (b) At no time has the Company transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity.

                  (c) The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of its business as such businesses is currently being conducted.

                  (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of the Company, threatened concerning any Environmental Permit or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any material liability concerning Hazardous Materials Activities.

         3.15     EMPLOYEE BENEFIT PLANS.

                  (a) The Company has set forth in the Company Disclosure Schedule (i) all employee benefit plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company (individually, a "COMPANY EMPLOYEE PLAN," and collectively, the "COMPANY EMPLOYEE PLANS").

                  (b) With respect to each Company Employee Plan, the Company has made available to Parent a true and correct copy of (i) such Company Employee Plan and (ii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan.

                  (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability which would have a Material Adverse Effect on the Company.

                  (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted, in accordance with GAAP on the financial statements or books of the Company.

                  (e) The Company is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this

Agreement, (iii) agreement with any officer of the Company providing any term of employment or compensation guarantee or for the payment of compensation in excess of $75,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         3.16 COMPLIANCE WITH LAWS. Except for violations which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company, the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business.

         3.17 EMPLOYEES AND CONSULTANTS. The Company Disclosure Schedule contains a list of the names of all employees and consultants of the Company as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions. Each employee is terminable "at will" and there are no agreements or understandings between the Company and any of its employees that his/her employment will be for any particular period.

         3.18 LITIGATION. There is no action, suit, proceeding, claim, arbitration or known investigation pending before any agency, court or tribunal or, to the Company's knowledge, threatened against the Company or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against the Company, or to the Company's knowledge, any of the Company's stockholders, directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Company. All litigation to which the Company is a party (or, to its knowledge, threatened to become a party) is disclosed in the Company Disclosure Schedule.

         3.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or currently proposed business practice of the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted pursuant to the Company's current business plan.

         3.20 GOVERNMENTAL AUTHORIZATION. The Company has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of the Company (collectively, the "COMPANY AUTHORIZATIONS"), and all of such Company Authorizations are in full force and effect, except where failure to obtain such consent, license, permit, grant, or other authorization would not have a Material Adverse Effect on the Company.

         3.21 INSURANCE. The Company Disclosure Schedule contains a list and description of all insurance policies in effect which are maintained by the Company or as to which it is an insured party. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and the Company is otherwise in compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.22 INTERESTED PARTY TRANSACTIONS. No director, officer or, to the Company's knowledge, stockholder, of the Company has any interest in (i) any material equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any of the Company Intellectual Property Rights, used in connection with or pertaining to the business of the Company, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Company Products, (iii) any entity that competes with the Company, or with which the Company is affiliated or has a business relationship, or (iv) any material agreement, obligation or commitment, written or oral, to which the Company is a party; PROVIDED, HOWEVER, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or on the Nasdaq/AMEX Market. The Company Disclosure Schedule lists and describes all businesses and ventures other than the Company which use or occupy any of the Owned Property or leased real property currently used or occupied by the Company.

         3.23 NO EXISTING DISCUSSIONS. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any party other than Parent with respect to any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions.

         3.24 REAL PROPERTY HOLDING CORPORATION. The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         3.25 CORPORATE DOCUMENTS. The Company has furnished to Parent, or its representatives, for its examination (i) copies of its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the Company Board and any committees thereof and
(ii) all permits, orders, and consents issued by any Governmental Entity with respect to the Company. The corporate minute books and other corporate records of the Company are complete and accurate in all material respects, and the signatures of all officers and directors of the Company and the signatures of all stockholders and other persons appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction.

         3.26 NO MISREPRESENTATION. No representation or warranty by the Company in this Agreement, or any written statement, certificate or schedule furnished or to be furnished by or on behalf of the Company pursuant to this Agreement, when taken together with all the written statements, certificates and schedules furnished or to be furnished by or on behalf of the Company pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to Parent or its representatives true and complete copies of all documents which are referred to in this Article III or in the Company Disclosure Schedule.

         3.27 BROKERS' AND FINDERS' FEES. Other than the brokerage fee payable to Dain Rauscher Wessels upon the Closing of this transaction, no entity or person will have a claim, directly or indirectly, for liability for brokerage, financial advisor or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby as a result of any agreement of, or action taken by, the Company or its officers, directors or shareholders.

         3.28 INVENTORIES. The Company's inventories are of a quality and quantity so as to reasonably be anticipated to be saleable in the ordinary course of business and the Company has and maintains adequate inventory reserves. The inventories stated in the Company Balance Sheet reflect the usual and customary inventory valuation policies of the Company and in the best judgment of the Company are properly valued.

         3.29 ACCOUNTS RECEIVABLE. All of the Company's accounts receivable, whether or not shown on the Company Balance Sheet, represent bona fide completed sales made in the ordinary course of business, are valid and enforceable claims, are not subject to any known set-offs or counterclaims and are, in the best judgment of Company, fully collectible in the normal course of business, after deducting the reserve set forth in the Company Balance Sheet, which reserve is Company's best estimate of its uncollectible accounts.

         3.30 EMPLOYEES & SUPPLIERS. To the Company's knowledge, no executive of the Company has any plan or intention to terminate his/her employment with the Company, nor is the Company aware that any employee is in breach of any agreement with the Company regarding, without limitation, competition, confidentiality or intellectual property. To the Company's knowledge, no material supplier has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship with the Company.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

         Except as set forth in the disclosure schedule which references the specific representations and warranties as to which the exception is made and which is separately delivered by Parent to the Company on or before the date of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and MergerSub represent and warrant to the Company as follows:

         4.1 ORGANIZATION. Each of Parent and MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Parent is not in violation of any of the provisions of its articles of incorporation, bylaws or other charter documents.

         4.2      PARENT CAPITAL STRUCTURE.

                  (a) The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, $0.01 par value ("PARENT COMMON STOCK") and 6,405,884 shares of Preferred Stock, $0.01 par value ("PARENT PREFERRED STOCK"). As of November 30, 1999: (i) 18,980,324 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Parent Common Stock were held in the treasury of Parent; (iii) no shares of Parent Preferred Stock were outstanding; (vi) options to purchase 3,119,610 shares of Parent Common Stock were outstanding under the Parent's 1995 and 1997 Stock Option Plans and options to purchase 350,057 shares of Parent Common Stock were outstanding under the 1996 and 1998 Stock Option Plan of a subsidiary of Parent and 1,419,892 additional shares were available for grant under the Parent 1995 and 1997 Stock Option Plans; (v) 250,000 shares of Parent Common Stock were reserved for issuance under Parent's 1998 Employee Stock Purchase Plan, of which 215,809 shares remain available for grant thereunder; and (iv) 150,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 401(k) plan, none of which were outstanding. All shares of Parent Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights or rights of first refusal created by statute, the charter documents of Parent or MergerSub or any agreement to which Parent or MergerSub is a party or by which it is bound. All of the outstanding shares of capital stock of MergerSub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent's voting rights, charges or other encumbrances of any nature.

                  (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Parent stock option plans (as more fully described in the Parent SEC Reports defined in Section 4.4), there are (i) no equity or debt securities of any class of Parent, or any security exchangeable into or exercisable for such equity or debt securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity or debt securities of Parent or obligating Parent to grant, extend, accelerate the vesting of, change the exercise price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Parent's capital stock to which the Parent is a party.

                  (c) The Merger Shares to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

         4.3      AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Parent and MergerSub have all requisite corporate power and authority to enter into this Agreement and the other documents to which they are or will be parties in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other documents expressly required to be executed and delivered by Parent and MergerSub hereunder, including the Certificate of Merger (the "Parent Transaction Documents") to which Parent or MergerSub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and MergerSub, respectively. This Agreement and the other Parent Transaction Documents to which Parent and/or MergerSub are parties have been or will be duly executed and delivered by Parent and/or MergerSub and constitute or will constitute the valid and binding obligations of Parent and/or MergerSub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

                  (b) The execution and delivery by Parent and MergerSub of this Agreement and the other Parent Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or MergerSub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or MergerSub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or MergerSub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Parent.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware and Alabama Secretaries of State in accordance with the DGCL and AC, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, or the HSR Act, if applicable, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement and would not have a Material Adverse Effect on Parent.

         4.4      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has timely filed and made available to the Company all forms, reports and documents required to be filed by Parent with the Securities and Exchange Commission (the "SEC") since February 26, 1999, other than registration statements on Form S-8 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and

(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries are required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly, in all material respects, the consolidated financial position of Parent as of and at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Parent as of September 30, 1999 is referred to herein as the "PARENT BALANCE SHEET."

         4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999, there has been no material adverse change in the business, assets, financial condition or results of operations of Parent, and Parent has conducted its business in the ordinary course and in a manner consistent with past practices. Since September 30, 1999, Parent has not agreed to take any action outside the ordinary course of business or that would (if the action were taken immediately) constitute a breach of any of the representations or warranties of Parent contained in this Agreement.

         4.6 BROKERS' AND FINDERS' FEES. Other than the brokerage fee due Dain Rauscher Wessels upon the Closing of this transaction, no entity or person will have a claim, directly or indirectly, for liability for brokerage, financial advisor or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby as a result of any agreement of, or action taken by, Parent or MergerSub or their officers or directors.

         4.7 TAX TREATMENT; POOLING. Neither Parent nor, to the knowledge of Parent, any of its affiliates, has taken or agreed to take any action that would prevent the Merger (i) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (ii) from being treated as a "pooling of interests" transaction for financial accounting purposes.

                                    ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as expressly provided by this Agreement, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary and usual course of business consistent with past practice, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not without the prior written consent of Parent:

                  (a) amend its articles of incorporation or bylaws (or other similar organizational or governing instrument);

                  (b) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any capital stock of any class or any other securities convertible into or exchangeable for any capital stock or any equity equivalents (including any stock options or stock appreciation rights);

                  (c) (i) split, combine, or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive, or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase, or otherwise acquire any securities of the Company;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company (other than the Merger);

                  (e) (i) incur or assume any additional long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person; (iii) make any loans, advances, or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or expense advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien or encumbrance thereupon;

                  (f) acquire, sell, lease, or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice, grant any exclusive distribution rights, grant any license, right to use, or covenant not to sue in respect of any Company Intellectual Property Rights, or disclose any trade secrets or other confidential proprietary information of the Company or any of its Subsidiaries to any third person (other than the transactions contemplated hereby);

                  (g) except as may be required as a result of a change in state or federal regulation, rule or statute or in United States GAAP, change any of the accounting principles or practices used by it;

                  (h) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by United States GAAP;

                  (i) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into or amend any material contract; (iii) authorize any new capital expenditures which, individually, are in excess of $50,000 (or the foreign currency equivalent thereof) or, in the aggregate, are in excess of $200,000 (or the foreign currency equivalent thereof); or (iv) enter into or amend any contract, agreement, commitment, or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (j) make or revoke any Tax election, or settle or compromise any Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

                  (k) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent, or otherwise), other than the payment, discharge, or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill, or similar agreement to which the Company is a party;

                  (l) settle or compromise any pending or threatened claim, action, suit, or proceeding, relating to the transactions contemplated hereby;

                  (m) enter into any agreement or arrangement that limits or otherwise restricts the Company or any successor thereto or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                  (n) fail to comply in any material respect with any federal or state rule, regulation or statute (including, any environmental law) applicable to the Company, or its respective assets;

                  (o) enter into any direct or indirect arrangements for financial or other subsidies with any domestic or foreign Governmental Entity or other person;

                  (p) make any change to, or amend in any way, the contracts, salaries, wages, or other compensation (including, any completion bonuses or change of control payments) of any officer, director, employee, agent, or other similar representative of the Company, other than changes or amendments that (i) are made in the ordinary course of business and consistent with past practice and (ii) do not and will not result in increases, in the aggregate, of more than seven percent in the salary, wages, and other compensation of any such person;

                  (q) adopt, enter into, amend, alter, or terminate (partially or completely) any Company Employee Plan except as contemplated by this Agreement or to the extent required by applicable law;

                  (r) enter into any contract with an officer, director, employee, agent, or other similar representative of the Company that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice; or

                  (s) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(r) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect.

         5.2 CONDUCT OF BUSINESS OF PARENT. Except as contemplated by this Agreement, during the period from the date hereof to the Effecctive Time, Parent will, and will cause each of its subsidiaries, to conduct its operations in a manner which is not resonably expected to have a Material Adverse Effect on Parent transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

                  (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NASDAQ Stock Market;

                  (b) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for dividends payable in Parent Common Stock or dividends by a subsidiary of Parent to Parent or another subsidiary of Parent;

                  (c) adopt or propose to adopt any amendments to its charter documents which would have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement; or

                  (d) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through 5.2(c) or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      ACCESS TO INFORMATION.

                  (a) Between the date hereof and the Effective Time, the Company will give Parent and MergerSub and their authorized representatives (including, counsel, financial advisors, auditors, and environmental consultants) reasonable access during normal business hours to all employees, plants, offices, warehouses, and other facilities and to all books and records of the Company, will permit Parent and MergerSub to make such inspections as Parent and MergerSub may reasonably require (including, any environmental audit, investigation, or study) and will cause the Company's officers to furnish Parent and MergerSub with such financial and operating data and other information in respect of the business, properties, and personnel of the Company as Parent or MergerSub may from time to time reasonably request, provided that no investigation pursuant to this Section 6.1(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

                  (b) Between the date hereof and the Effective Time, Parent and MergerSub will give the Company and their authorized representatives (including, counsel, financial advisors, auditors, and environmental consultants) reasonable access during normal business hours to all employees, plants, offices, warehouses, and other facilities and to all books and records of Parent and MergerSub, will permit the Company to make such inspections as the Company may reasonably require (including, any environmental audit, investigation, or study) and will cause Parent and MergerSub officers to furnish the Company with such financial and operating data and other information in respect of the business, properties, and personnel of the Parent or MergerSub as the Company may from time to time reasonably request, provided that no investigation pursuant to this
Section 6.1(b) shall affect or be deemed to modify any of the representations or warranties made by Parent and MergerSub.

                  (c) Between the date hereof and the Effective Time, the Company shall furnish to Parent and MergerSub within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management.

                  (d) Each of Parent, MergerSub and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other parties hereto furnished to Parent, MergerSub or the Company in connection with the transactions contemplated by this Agreement.

         6.2 THE STOCKHOLDERS' MEETING. The Company shall call a meeting of their stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger, or in the alternative, obtain the unanimous written consent of such stockholders in accordance with the Company's articles of incorporation and bylaws. The Company will, through its Board of Directors, recommend to their stockholders approval of such matters and will use their best efforts to hold such meeting or obtain such unanimous written consent as soon as practicable after the date hereof. The Company shall use all reasonable efforts to solicit from their stockholders proxies in favor of such matters.

         6.3 LEGAL CONDITIONS TO MERGER. Each of Parent and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their subsidiaries in connection with the Merger. Each of Parent and the Company will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by Parent or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Nothing in this Section 6.3, however, shall require Parent, in connection with the receipt of any regulatory approval, to agree to (i) sell or agree to sell, discontinue, or limit, before or after the Effective Time, any assets, businesses, or interests in any assets or businesses of the Company, Parent or any of their respective affiliates or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses that, in either case, is reasonably likely to materially and adversely impact the economic or business benefits of the parties to the transactions contemplated hereby.

         6.4      PAYMENT OF TAXES.

                  (a) The Company shall pay prior to the Effective Time (i) all Taxes required to be paid by the Company prior to that day, and (ii) shall withhold with respect to its employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld.

                  (b) Parent shall pay prior to the Effective Time (i) all Taxes required to be paid by Parent prior to that day, and (ii) shall withhold with respect to its employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld.

         6.5 CONSENTS. Each of Parent and the Company shall use all reasonable efforts to obtain all necessary consents, waivers, and approvals under any of Parent's or the Company's material agreements, contracts, licenses, or leases in connection with the Merger. With respect to any consents by the Company pursuant to this Section 6.5, Parent and MergerSub agree to provide reasonable further assurances of the Surviving Corporation's assumption of the Company's rights and obligations, and the ability of the Surviving Corporation to perform, under the material agreements, contracts, licenses, or leases as reasonably requested by the grantors of such consents.

         6.6 EMPLOYEE BENEFITS; EMPLOYEE ISSUES. Following the Effective Time and subject to the eligibility and other participation requirements and terms contained in Parent's benefit programs and plans, all employees of the Company shall be given credit for their periods of service with the Company as if such service were with Parent in determining their eligibility for inclusion in, and the level of benefits granted after the Effective Time under, Parent's employee benefit plans.

         6.7 REPORTS. From and after the Effective Time and so long as necessary in order to permit each officer and director of the Company to sell the Merger Shares received by them as a result of the Merger pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act, referred to in paragraph
(c)(1) of Rule 144 under the Securities Act (or, if applicable, Parent will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144).

         6.8 NOTIFICATION OF CERTAIN MATTERS. The Company will give prompt notice to Parent upon discovery, and Parent will give prompt notice to the Company upon discovery, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (b) any material failure of such party, or any director, officer, employee, agent or representative thereof, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

         6.9      BEST EFFORTS.

                  (a) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement and each party will use its commercially reasonable efforts to facilitate the satisfaction of the Article VII closing conditions within the control and responsibility of the other party.

                  (b) The Company and Parent agree that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Parent, and any counsel which Parent may retain at its own expense, informed of the course of such litigation, to the extent Parent is not otherwise a party thereto, and the Company agrees that it will consult with Parent prior to entering into any settlement or compromise of any such litigation; PROVIDED, HOWEVER, that no such settlement or compromise will be entered into without Parent's prior written consent, which consent shall not be unreasonably withheld.

         6.10 ACQUISITION PROPOSALS. From the date hereof until the termination hereof, the Company will not, nor will it authorize or direct any officer, director, or employee of or any investment banker, attorney, accountant, or other advisor or representative of, the Company directly or indirectly, (i) solicit, initiate, or encourage the submission of any Acquisition Proposal or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 6.12 of the obligations undertaken in this Section 6.12. As used herein, "ACQUISITION PROPOSAL" means an inquiry, offer, or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the
Company: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or substantially all the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         6.11 PUBLICITY. The initial press releases in respect of the execution of this Agreement shall be acceptable to Parent and the Company and shall be in the form of EXHIBIT A hereto. Thereafter, so long as this Agreement is in effect, neither the Company, Parent, nor any of their respective affiliates shall issue or cause to be issued the publication of any press release in respect of the Merger, this Agreement, or the transactions contemplated hereby without the prior consultation with the other party, except as may be required by applicable law or any listing agreement with a national securities exchange or national securities quotation system.

         6.12 INCENTIVE COMPENSATION PLAN. Effective as of the Closing, Parent shall adopt an incentive compensation plan for the Surviving Corporation which will provide key employees of the Surviving Corporation with the opportunity to earn compensation similar to what they earned with the Company in the most recently completed fiscal year with the same or comparable required performance levels.

         6.13 TERMINATION OF PERSONAL GUARANTIES. After the Effective Time, Parent shall use its best efforts to secure the termination of any personal guaranties by James R. Hudson, Jr. with respect to the corporate debt of the Company with South Trust Bank.

         6.14 INDEMNIFICATION AGREEMENTS. After the Effective Time, Parent covenants and agrees that the Surviving Corporation will continue to honor the indemnification obligations of the Company with respect to its officers and directors in existence as of the Effective Time.

         6.15 HSR ACT. Each Party shall, if applicable, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act in respect of the transaction contemplated hereby as promptly as practicable and in any event within ten (10) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its best efforts to take, or cause to be taken all other action necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 CLOSING CONDITIONS. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                  (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company as may be required by law, and by any applicable provisions of the Company's articles of incorporation and bylaws.

                  (b) APPROVALS. Any waiting periods applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition. There shall have been obtained permits, consents, and approvals of securities or "blue sky" commissions or agencies of any jurisdiction and of other governmental bodies or agencies that may reasonably be deemed necessary so that the consummation of the Merger and the transactions contemplated hereby will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on the Surviving Corporation or Parent after consummation of the Merger.

                  (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraints or prohibition preventing the consummation of the Merger or materially limiting or restricting Parent's conduct or operation of the business of Parent or the Company after the Merger shall have been issued, nor shall any proceedings brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger which makes the consummation of the Merger illegal.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGERSUB. The obligations of Parent and MergerSub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent:

                  (a) ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company contained or referred to in this Agreement and in each of the other agreements and instruments delivered to Parent in connection herewith, shall be true and correct in all material respects at the Closing as though made at the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing, which need only be true and correct as of such date or time.

                  (b) PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

                  (c) DOCUMENTS. Parent shall have received the following documents:

                           (i) legal opinion of Lanier Ford Shaver & Payne, P.C.
dated as of the Closing Date, substantially in the form set forth at EXHIBIT B hereto;

                           (ii) a certificate executed by the Company's Chief
Executive Officer or other senior executive officer of the Company certifying that the conditions set forth in 7.2(a) and (b) have been fulfilled as to the Company.

                           (iii) Affiliates Agreements in the form of EXHIBIT C
executed by any person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act of 1933, as amended (the "SECURITIES ACT");

                           (iv) a letter from Arthur Andersen LLP, dated as of
the Closing Date, confirming the appropriateness of Parent accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16, and all published rules, regulations and policies of the SEC;

                           (v) a statement (in such form as may be reasonably
requested by counsel to Parent) conforming to the requirements of Treasury Regulations Section 1.8972(h)(l)(i);

                           (vi) Non-Solicitation and Non-Competition Agreements
in substantially the form attached hereto as EXHIBIT D executed and delivered by the individuals identified on SCHEDULE 7.2 hereto;

                           (vii)    the Indemnity Escrow Agreement; and

                           (viii) Registration Rights Agreement in substantially
the form attached hereto as EXHIBIT E (the "RIGHTS AGREEMENT") executed and delivered by the Company's stockholders.

                  (d) DISSENTING SHARES. Holders of not more than 5% of the Company's Common Stock shall have demanded that the Company purchase any such shares of Company Common Stock in accordance with the DGCL.

                  (e) COMPANY DEBT. At the Closing Date, the Company shall not have outstanding indebtedness in excess of $14 million.

                  (f) FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification required under Treasury Regulations
Section 1.8972(h)(2).

                  (g) CONSENTS. All consents of third parties required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (other than those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on the Parent or the Surviving Corporation), including, without limitation, any required in connection with Material Contracts, shall have been obtained and shall be in full force and effect.

                  (h) Parent shall have received a fairness opinion from Houlihan Lokey Howard & Zukin, Financial Advisors, regarding the terms and provisions of the Merger.

                  (i) Parent shall have received favorable Phase 1 Evaluation Reports regarding the environmental condition of the Company's facilities, which shall be reasonably acceptable to Parent in all respects.

                  (j) EMPLOYMENT AGREEMENTS. Parent and James R. Hudson, Jr. shall have executed and delivered an Employment Agreement in substantially the form attached hereto as EXHIBIT H (the "EMPLOYMENT AGREEMENT").

                  (k) TRANSFER OF SHARES OF HUDSON INVESTMENTS. Title to all of the equity interests (whether shares of capital stock or partner or membership interests) owned by James R. Hudson, Jr. in both Genovations, Inc. and IntergriDerm, LLC shall have been transferred to the Company as a capital contribution, without any payment on the part of the Company, pursuant to documentation reasonably acceptable to counsel for Parent.

                  (l) TRANSFER OF REAL ESTATE. Title to all of the real property owned by James R. Hudson, Jr. and used by the Company, including 2130, 2114, 2112, 2110 and 2306 Memorial Parkway, S.W., Huntsville, Alabama, 35801, shall have been transferred to the Company as a capital contribution, without any payment on the part of the Company, pursuant to documentation reasonably acceptable to counsel for Parent, and the leases for such property between James
R. Hudson, Jr. and the Company shall have been terminated.

         7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

                  (a) ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and MergerSub contained or referred to in this Agreement and in each of the other agreements and instruments delivered to the Company in connection herewith, shall be true and correct in all material respects at the Closing as though made at the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing which need only be true and correct as of such date or time.

                  (b) PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and MergerSub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

                  (c) DOCUMENTS. The Company shall have received the following documents:

                           (i) legal opinion of Gray Cary Ware & Freidenrich LLP
dated as of the Closing Date, substantially in the form set forth at EXHIBIT G hereto;

                           (ii) a certificate executed by Parent's Chief
Financial Officer or other senior executive officer of the Parent certifying that the conditions set forth in 7.3(a) and (b) have been fulfilled;

                           (iii) the Indemnity Escrow Agreement duly executed by
Parent;

                           (iv) the Rights Agreement duly executed by Parent;
and

                           (v) the Employment Agreement duly executed by the
Surviving Corporation.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                         AND INDEMNIFICATION PROVISIONS

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties of each of the parties contained herein shall survive the Merger and shall expire on the first anniversary of the Effective Time (the

"CLAIM DEADLINE") and any liability of the parties with respect to such representations and warranties shall thereupon cease; and if, at any time before the Claim Deadline, any person entitled to indemnification hereunder (acting in good faith) delivers to any indemnifying party hereunder a written notice asserting a claim for recovery under Section 8.2, then the claim asserted in such notice shall survive the Claim Deadline with respect to each indemnifying party who was provided a written notice prior to the Claim Deadline until such time as such claim is fully and finally resolved.

                  (b) For purposes of this Agreement, each statement or other item of information set forth in a Schedule pertaining to a party's representations and warranties shall be deemed to be a representation and warranty made by that party in this Agreement.

         8.2      INDEMNIFICATION OF THE PARENT.

                  (a) Following the Effective Time, the Parent, the Surviving Corporation and the officers, directors, agents and representatives of the Parent or the Surviving Corporation (collectively, the "PARENT AFFILIATES") shall be indemnified and held harmless by the stockholders of the Company in respect of, and shall be compensated and reimbursed for, any and all losses, damages, costs and expenses (including reasonable attorney's fees) (collectively, "DAMAGES") which are directly or indirectly suffered or incurred by any Parent Affiliate or to which any Parent Affiliate may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (i) any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any certificate, instrument, schedule or document given by the Company in connection with this Agreement, or (ii) any legal proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above (including any legal proceeding commenced by any Parent Affiliate for the purpose of enforcing any of its rights under this Section 8.2).

                  (b) The Parties acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Company set forth herein, then, without limiting any of the indemnification rights of the Surviving Corporation, Parent shall also be deemed, by virtue of its ownership of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

         8.3 LIMITS ON INDEMNIFICATION AND LIABILITY. Except as expressly provided in this Section 8.3, the indemnification of the Parent Affiliates shall be limited to the shares of Parent Common Stock deposited in escrow at the Closing as provided in Section 8.5 hereof. For purposes of this Article VIII, the value of a share of Parent Common Stock when satisfying a claim for Damages hereunder shall be equal to the Closing price of the Parent Common Stock on the business day immediately preceding the Effective Date. No Parent Affiliate shall be entitled to indemnification under this Article VIII for individual claims of less than $5,000. No Parent Affiliate shall be entitled to indemnification under this Article VIII until the aggregate of all indemnification claims by the Parent Affiliates exceeds $150,000, but after such threshold is exceeded, the Parent Affiliates shall be entitled to full indemnification for all such claims.

Notwithstanding the foregoing, any indemnification of the Parent Affiliates for any liability arising from fraudulent or intentional misrepresentations by the Company, SHALL NOT be limited to the shares of Parent Common Stock deposited in escrow in accordance with Section 8.5 nor shall be subject to the $5,000 and $150,000 limitations set forth above, but instead shall be limited to the recovery by Parent of a maximum of 960,000 shares of Parent Common Stock issued in this transaction.

         8.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any person of any claim or legal proceeding (whether against the Surviving Corporation, against Parent or against any other person) with respect to which a Parent Affiliate may be entitled to payment pursuant to this Article VIII, Parent shall, within a reasonable amount of time after learning of such claim or legal proceeding, notify the Shareholder Representative of such claim or legal proceeding and shall extend to the Shareholder Representative a reasonable opportunity to defend against such claim or legal proceeding, at the shareholders' sole expense and through legal counsel reasonably acceptable to Parent, provided that the shareholders' defense of such claim or legal proceeding proceeds in good faith, expeditiously and diligently. Parent shall, at its option and expense, have the right to participate in any defense undertaken by the shareholders through the Shareholder Representative with legal counsel of its own selection. No settlement or compromise of any claim which may result in Damages or which acknowledges any liability for a violation of law, or purports to impose any non-monetary obligation on the indemnified party, may be made by the Shareholder Representative without the prior written consent of Parent, which consent will not be unreasonably withheld. In the event the Shareholder Representative does not timely tender a defense to such claim or legal proceeding or such defense does not proceed in good faith, expeditiously or diligently, then Parent shall have the right, at its election, to proceed with the defense of such claim or legal proceeding on its own. If Parent so proceeds with the defense of any such claim or legal proceeding under such circumstances:

                  (a) all reasonable expenses relating to the defense of such claim or legal proceeding shall be subject to claim as indemnified Damages hereunder;

                  (b) the parties shall use reasonable efforts to make available to Parent any documents and materials in their possession or control that may be necessary to the defense of such claim or legal proceeding; and

                  (c) Parent shall have the right to settle, adjust or compromise such claim or legal proceeding with the written consent of the Company Representative, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that Parent may nevertheless settle or compromise any such claim or legal proceeding without the Company Representative's prior written consent if the failure to so settle or compromise such claim or legal proceeding in a timely manner will, in the reasonable judgment of Parent, materially and adversely affect Parent or the Surviving Company (but such settlement or compromise shall not prejudice the rights of any party to maintain that such settlement or compromise should not result in a claim for indemnification in the amount of the settlement or at all).

                  (d) For purposes of this Article VIII, James R. Hudson, Jr. is appointed Shareholder Representative. The Shareholder Representative shall in no event be liable to Parent or the Surviving Corporation for any action taken in good faith by the Shareholder Representative in the scope of performing his role hereunder.

         8.5 ESCROW. In order to satisfy any indemnification obligation of the Company, at the Closing 320,000 Merger Shares to be issued pursuant to this Agreement (the "ESCROW SHARES") shall be deposited in an escrow account pursuant to the escrow agreement substantially in the form attached hereto as EXHIBIT H (the "INDEMNITY ESCROW AGREEMENT").

                                   ARTICLE IX

                         TERMINATION; AMENDMENT; WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company and Parent:

                  (a) By the mutual written consent of Parent and the Company.

                  (b) By either of Parent or the Company if (i) the conditions to such party's obligation to close contained in Article VII hereof are not satisfied or waived by the applicable party by March 31, 2000 or (ii) a statute, rule, or executive order shall have been enacted, entered, or promulgated prohibiting the transactions contemplated hereby on the terms contemplated by this Agreement, or (iii) any Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, ruling, or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions and such order, decree, ruling, or other action shall have become final and non-appealable.

                  (c) By the Company if there is a material breach by Parent or MergerSub of any of their representations, warranties, covenants, or agreements contained in this Agreement which breach is not curable or, if curable, is not cured within fifteen calendar days after written notice of such breach is given by the Company to Parent.

                  (d) By Parent or MergerSub if there is a material breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement which breach is not curable or, if curable, is not cured within fifteen calendar days after written notice of such breach is given by Parent to the Company.

         9.2 EFFECT OF THE TERMINATION. In the event of termination of this Agreement by either the Company or Parent or MergerSub as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, MergerSub, or the Company, other than the provisions of Section 6.1(d), this Section 9.2, Section 9.3, and
Article X and except to the extent of liability for pre-termination material breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

         9.3      FEES AND EXPENSES.

                  (a) Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (i) the investigation and review conducted by Parent and its representatives with respect to the Company's business (and the furnishing of information to Parent and its representatives in connection with such investigation and review), (ii) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (iii) the preparation and submission of any filing, registration statement or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained in connection with any of such transactions, and (iv) the consummation of the Merger, PROVIDED, HOWEVER, that (aa) Parent shall pay up to $3,250,000 of any broker's fee owed by the Company to Dain Rauscher Wessels upon the successful completion of this transaction; (bb) the stockholders of the Company shall pay any broker's fee owed by the Company to Dain Rauscher Wessels in excess of the $3,200,000 specified in (aa) above (the "ADDITIONAL BROKER'S FEE"), which payment obligation shall not become an obligation of the Surviving Corporation; (cc) Parent shall pay any filing fee required under the HSR Act and any accounting fees of Arthur Andersen LLP; and (dd) all legal and accounting fees, costs and expenses of the Company set forth in this Section 9.3(a) in excess of $100,000 in connection with this Agreement and the transactions contemplated hereby shall be deemed to be expenses of the stockholders of the Company and shall be borne by the stockholders and not become obligations of the Surviving Corporation (together with the Additional Broker's Fee, the "STOCKHOLDER EXPENSES"). Provisions for the payment of the Stockholders Expenses by the stockholders of the Company reasonably acceptable to Parent shall be made at Closing.

                  (b) The Company shall pay all Taxes, such as (i) transfer, stamp, and documentary Taxes or fees and (ii) sales, use, gains, real property transfer, and other or similar Taxes or fees, incident to preparing for, entering into, and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         9.4 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent, and MergerSub at any time before or after approval of the Merger by the stockholders of the Company. But, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and MergerSub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate, or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof other than the Confidentiality Agreement.

                  (a) Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by operation of law (including, by merger or consolidation) or otherwise; PROVIDED, HOWEVER, that MergerSub may assign, in its sole discretion, any or all of its rights, interests, and obligations under this Agreement to any direct wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or MergerSub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         10.2 NOTICES. All notices, requests, instructions, or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, HOWEVER, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  if to MergerSub or to
                  Parent, to:

                            Invitrogen Corporation
                            1600 Faraday Avenue
                            Carlsbad, California 92008
                            Attention:  James R. Glynn, Chief Financial Officer
                            Telephone:  (760) 603-7200
                            Facsimile:  (760) 603-7201
                            with a copy to:

                            Gray Cary Ware Freidenrich LLP
                            4365 Executive Drive, Suite 1600
                            San Diego, California  92121-2189
                            Attention: Cameron Jay Rains, Esq.
                            Telephone:  (619) 677-1400
                            Facsimile:  (619) 677-1477

                  if to the Company, to:

                            Research Genetics, Inc.
                            2130 Memorial Parkway, S.W.
                            Huntsville, Alabama 35801
                            Attention: James R. Hudson, Jr., President
                            Telephone:  (619) 452-6634
                            Facsimile:   (619) 452-6635

                  with a copy to:

                            Lanier Ford Shaver & Payne, P.C.
                            200 West Side Square, Suite 5000
                            Huntsville, Al  35801
                            Attention:  John R. Wynn, Esq.
                            Telephone:  (256) 535-1100
                            Facsimile:  (256) 533-9322

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         10.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of law principles thereof.

         10.4 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         10.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Sections 6.6, 6.12, 6.13, 6.14, 7.2(j), 8.2 and 8.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         10.6 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         10.7 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of California.

         10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.9     INTERPRETATION.

                  (a) The words "HEREOF," "HEREIN," "HEREWITH," and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "INCLUDE," "INCLUDES," OR "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  (b) The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 1, 2000.

The phrase "MADE AVAILABLE" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available if so requested.

                  (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         10.10    DEFINITIONS.  As used herein,

                  (a) "MATERIAL ADVERSE EFFECT" means in respect of any entity, any change, circumstance, or effect that is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), or results of operations of such entity and its subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

                  (b) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (c) "SUBSIDIARY" means, in respect of any party, any corporation, partnership, or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                     INVITROGEN CORPORATION

                                     By:
                                        ----------------------------------------
                                          Name:   James R. Glynn
                                          Title:  Executive Vice President,
                                                  Chief Financial Officer

                                     RG MERGER CORPORATION

                                     By:
                                        ----------------------------------------
                                          Name:   James R. Glynn
                                          Title:  Executive Vice President,
                                                  Chief Financial Officer

                                     RESEARCH GENETICS, INC.

                                     By:
                                        ----------------------------------------
                                          Name:   James R. Hudson, Jr.
                                          Title:  Chief Executive Officer

Exhibits
--------

     A        Press Releases (6.11)
     B        Lanier Ford Shaver & Payne, P.C Opinion (7.2(c)(i))
     C        Affiliates Agreement (7.2(c)(iii))
     D        Non-Competition and Non-Solicitation Agreement (7.2(c)(vi))
     E        Rights Agreement (7.2(c)(viii))
     F        Gray Cary Ware & Freidenrich LLP Opinion (7.2(j))
     G        Employment Agreement (7.3(c)(i))
     H        Indemnity Escrow Agreement (8.5)

Schedules
---------

         Company Disclosure Schedule (separately delivered)
         Parent Disclosure Schedule (separately delivered)
         Schedule 7.2 (individuals to sign non-competes)